EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated November 14, 2025, on the consolidated financial statements of VERI MEDTECH HOLDINGS, INC., for the years ended December 31, 2024, and 2023 included herein on the registration statement of VERI MEDTECH HOLDINGS, INC. on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

November 14, 2025